Exhibit 2.4



                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into by and between Meachim & Raines Partnership ("MRP"), with principal offices located at 103 Hammond Avenue, Fremont CA 94539 ("Assignor") and Intelligent Communications, Inc., with principal offices located at 650 Townsend Street, San Francisco CA 94103 ("Intellicom" or "Assignee") (collectively referred to as the "Parties").

                                   WITNESSETH

         WHEREAS, Assignor holds VSAT licenses E960246 (as modified in File No. 152-DSE-MP/L-97), E960247 and E960248 (as modified in File No. 161-DSE-MP/L-97) (the "VSAT Licenses"); and

         WHEREAS, Assignee wishes to purchase the VSAT Licenses and all facilities in connection therewith, and have assigned to it the license for the VSAT Licenses; and

         WHEREAS, Assignor wishes to sell to Assignee all of its right, title and interest in and to the VSAT Licenses in compliance with Commission Rules and policies.

     NOW, THEREFORE, in consideration of the mutual promises, undertakings, covenants, and agreements set forth herein, and for other good and valuable consideration, receipt of which is acknowledged herein, Assignor and Assignee, intending to be legally bound, do hereby agree as follows:

         1.       Transfer of FCC Authorization

         Assignor hereby agrees to sell and transfer to Assignee, and Assignor hereby agrees to purchase from Assignor, all of Assignor's right, title and interest in and to the VSAT Licenses, upon prior FCC approval. No later than fifteen (15) business days after the date of this Agreement, each party shall complete, sign and transmit to Assignor for filing with the FCC the applicable portion of Form 312, Application for Satellite Space and Earth Station authorizations, or any other form required to be filed by the FCC Rules then in effect. This Agreement shall be made an exhibit to the FCC assignment application, if required.

         2.       Purchase Price

         In consideration of the assignment of the VSAT Licenses, Assignee agrees to pay Assignor the amount of One Dollars ($1.00), payable at closing in the manner described below.

         3.       Closing

         Within seven (7) days after the FCC has consented to the Application to Assign the VSAT Licenses, which consent has become a final, nonappealable order, Assignor will send a letter to Assignee, giving notice of the date for the consummation of the sale contemplated herein. Closing shall occur no later than thirty (30) days from the date upon which the FCC notice approving the assignment of VSAT Licenses becomes final.

         4.       FCC Consent To Assignment

         Assignor and Assignee acknowledge that assignment of the VSAT Licenses may not take place until after FCC approval of assignment of the VSAT Licenses. Both parties covenant and warrant that they will vigorously cooperate with each other and with the FCC to secure final approval by the FCC of the application for assignment of the License as promptly as possible. Final approval, as used herein, shall mean unconditional consent and approval by the FCC with respect to which no action, request for stay, petition or appeal is pending, and which is no longer subject to administrative or court review or reconsideration as set forth in the FCC Rules.

         5.       Effectuation of Closing

         This Agreement shall be deemed effectuated and closed upon the signing by the second of both parties of a letter of acknowledgement of closing. At closing the Assignee will remit the purchase amount to Assignor by cashier's or certified check or other similar form of guaranteed payment. Upon receipt of the entire purchase amount, Assignor will execute and provide to Assignee said letter of consummation for its signature and filing with the FCC. Upon closing, the control of the VSAT Licenses, and all related facilities for the operation thereof, shall pass to the Assignee.

         6. Assignor's Representations and Warranties

         Assignor represents, warrants, and covenants to Assignee as follows:

                  a. Assignor Holds Current and Valid FCC Authorizations. Assignor has the power and authority to own, construct and operate the VSAT Licenses and the business and properties related thereto and holds, and on the Closing date will hold, current and valid authorizations from the FCC which are necessary for Assignor to own, construct and operate the proposed VSAT Licenses. No action or proceeding is pending or, to the knowledge of Assignor, threatened, or on the Closing date will be threatened or pending, before the FCC or other governmental or judicial body, for the cancellation, or material and adverse modification, of the VSAT Licenses's authorizations except rulemaking proceedings of general applicability.

                  b.       Liens
         Assignor shall not permit any liens or encumbrances to attach to the VSAT Licenses, and shall take no actions, or fail to take any actions, which would jeopardize the VSAT Licenses, or the rights of Assignee under this Agreement.

                  c.       Authority To Conduct Transaction
         Assignor has the authority to enter this Agreement and the Asset Purchase Agreement contemplated by this transaction. The execution and delivery of this Agreement by Assignor and the performance by Assignor will not violate or conflict with any applicable law or existing contract or agreement to which Assignor is a party or by which Assignor is bound.

                  d.  Disclosure
         No representation or warranty made by Assignor in this Agreement, or any statement or certificate furnished by or to be furnished by the Assignor to Assignee pursuant hereto, or in connection with the transactions contemplated hereby contains, or will contain any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained therein not misleading.

         7.       Assignee's Representations and Warranties

                  a.       FCC Qualified
         Assignee is fully qualified to be an FCC licensee.

                  b.       Authority
         Assignee has all power and authority as authorized by the corporation to consummate the transaction contemplated by this Agreement.

                  c.       Disclosure
         No representation or warranty made by Assignee in this Agreement, or any statement or certificate furnished by or to be furnished by the Assignee to Assignor pursuant hereto, or in connection with the transactions contemplated hereby contains, or will contain any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained therein not misleading.

         8.       Risk of Loss

         Risk of loss, damage or destruction of the property and assets to be sold and assigned hereunder shall be upon the Assignor until the closing date, and after closing is consummated on the Assignee.

         9. Indemnification by Assignor

         Assignor shall indemnify and hold harmless Assignee against and in respect of:
                  a. Operation Prior to Closing
         Any and all liabilities, obligations, claims, and demands arising out of the right to own or operate the VSAT Licenses (including, but not limited to, claims relating to compliance with FCC Rules and regulations), any breach by Assignor of this Agreement, or any inaccuracy in or breach of any representation, warranty, or covenant made by Assignor herein.
                  b.  Defense
         Should any claim covered by the foregoing indemnity be asserted against Assignee, Assignee shall notify Assignor promptly and give Assignor an opportunity to defend the same, and Assignee shall extend reasonable cooperation to Assignor in connection with such defense. In the event that Assignor fails to defend the same within a reasonable time, Assignee shall be entitled to assume, but need not assume, the defense thereof, and Assignor shall be liable to repay Assignee for all damages suffered by Assignee and all of its expenses reasonably incurred in connection with such defense (including, but not limited to, reasonable attorney's fees and settlement payments).

         10.  Indemnification by Assignee

         Assignee shall indemnify and hold harmless Assignor against and in respect of:
                  a. Operation After Closing
         Any and all liabilities, obligations, claims, and demands arising after the Closing date out of the ownership or operation of the VSAT Licenses, or any breach by Assignee of this Agreement, or any inaccuracy in or breach of any representation, warranty, or covenant made by Assignee herein.
                  b.  Defense
         Should any claim covered by the foregoing indemnity be asserted against Assignor, Assignor shall notify Assignee promptly and give Assignor an opportunity to defend the same, and Assignor shall extend reasonable cooperation to Assignee in connection with such defense. In the event that Assignee fails to defend the same within a reasonable time, Assignor shall be entitled to assume, but need not assume, the defense thereof, and Assignee shall be liable to repay Assignor for all damages suffered by Assignor and all of its expenses reasonably incurred in connection with such defense (including, but not limited to, reasonable attorney's fees and settlement payments).

         11.      Conditions Precedent to Assignee's Obligation to Close

         Assignee shall not be obligated to close under this Agreement unless and until the following conditions have been met:
                  a. The FCC shall have given its consent in writing to the assignment of the VSAT Licenses from Assignor to Assignee without any material adverse conditions to the Assignee.
                  b. Assignor shall have performed and complied with all the agreements, obligations, and conditions required by this Agreement to be performed or complied with by it, prior to or as of the Closing date.
                  c. Assignor shall hold a valid, current, and unexpired License for the VSAT Licenses, without any materially adverse restrictions placed thereon.
                  d. The representations and warranties of Assignor set forth in this Agreement shall be true and correct in all material respects on and as of the Closing date with the same effect as if made on and as of the Closing date.

         12.      Conditions Precedent to Assignor's Obligations to Close

         Assignor shall not be obligated to close under this Agreement unless and until the following conditions have been met:
                  a. The FCC shall have given its consent in writing to the assignment of the VSAT Licenses from Assignor to Assignee without any material adverse conditions to the Assignor.
                  b. Assignee shall have performed and complied with all the agreements, obligations, and conditions required by this Agreement to be performed or complied with by it, prior to or as of the Closing date.
                  c. The representations and warranties of Assignee set forth in this Agreement shall be true and correct in all material respects on and as of the Closing date with the same effect as if made on and as of the Closing date.

         13.  Survival of Warranties

         All representations, warranties, and covenants made by the parties in this Agreement shall be deemed made for the purpose of inducing the other to enter into this Agreement, and shall survive the Closing and remain operative in full force and effect for a period of one (1) year following Closing regardless of any investigation at any time made by either, and shall not be deemed merged into any document or instrument executed or delivered at the Closing.

         14.  Notice

         Any notice to be given by Assignor to Assignee under any provision of this Agreement shall be by hand delivery or by certified mail to Steve Harris, Esq., General Counsel, Intelligent Communications, Inc., 650 Townsend Street, San Francisco CA 94103, or such location designated by Assignee. Any notice to be given by Assignee to Assignor under any provision of this Agreement shall be by hand delivery or by certified mail to Bruce Meachim, Meachim & Raines Partnership, 103 Hammond Avenue, Fremont CA 94539, or at such other location designated by Assignor.

         15.      Expenses

         Each Party shall bear the costs and expenses incurred in order to carry out each Party's own responsibilities under this Agreement.

         16.      Severability

         The  parties   hereto  agree  that  any  provision  of  this  Agreement
prohibited by the applicable law, by Rules or regulations of the FCC, or by court decree, shall be ineffective to the extent of such prohibition, without in any way invalidating or affecting the remaining provisions of this Agreement.

         17. Further Assurances

         Each of the parties hereto shall execute and deliver to the other party such other instruments as may be reasonably required in connection with the performance of this Agreement.

         18. Entire Agreement

         This Agreement supersedes all prior agreements and understandings between the parties and may not be changed or terminated orally, and no attempted change, termination, amendment, or waiver of any of the provisions hereof shall be binding unless in writing and signed by both parties.

         19. Counterparts

         This Agreement may be executed in several counterparts, all of which when taken together shall constitute one Agreement.

         20. Binding Effect

     This Agreement is binding upon the Parties hereto and their respective executors, administrators, heirs, assigns and successors in interest.
         All obligations of either Party which expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied in full or by their nature expire.

         21.      Governing Law

         This Agreement shall be governed by and construed under the laws of the State of California, regardless of its conflict of laws provisions.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement on the dates provided below.

Dated:  February 4, 1999

                  MEACHIM & RAINES PARTNERSHIP, ASSIGNOR


By:               /s/ Bruce Meachim
     -------------------------------------------
                  Bruce Meachim



                  INTELLIGENT COMMUNICATIONS, INC., ASSIGNEE


By:               /s/ Christine Raines
     -------------------------------------------
                  Christine Raines